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                                                                   Exhibit 10.31




February 9, 2000


Mr. Glen Freter
Sybra, Inc.
9255 Towne Centre Drive, Suite 600
San Diego, CA  92121

Mr. Rob Drechsler
I.C.H. Corporation
780 Third Avenue, 43rd Floor
New York, NY  10017


Gentlemen:

Newcourt Commercial Finance Corporation (the "Lender") has approved your loan application and is pleased to issue this commitment letter (THE "COMMITMENT") SUBJECT TO AND CONDITIONED ON THE FOLLOWING TERMS AND CONDITIONS:

A.  BASIC CREDIT TERMS

LENDER:                              Newcourt Commercial Finance Corporation

BORROWER:                            Sybra, Inc.

GUARANTORS:                          I.C.H. Corporation

AMOUNT: $12,500,000 Line of Credit. The facility shall be available until June 30, 2001 unless extended at Lender's sole discretion. Each takedown / loan advance will be subject to Lender's review and approval of, but not limited to, the following:

                                      o   site selection approval of franchisor

                                      o   12 month income statement projection

                                      o   schedule of project costs

                                      o   quarterly financial statements

                                      o   financial statements for individual
                                          stores financed by Lender and/or for
                                          other stores operated by Borrower in
                                          same DMA.

TERM/                               Real Estate: 15-year term / 20-year
AMORTIZATION:                         amortization;
                                    Equipment: 7-year term / 7-year
                                      amortization;
                                    Blended: 12-year term / 12-year amortization


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USE OF PROCEEDS:                    Each Loan under the Line may be used to
                                    finance development costs of new Arby's
                                    restaurants. Advances shall be up to 90% of Total Project Costs ("Total Project Costs" shall be defined to include construction of improvements, FF&E, soft costs, franchise fees and pre-opening expenses), including up to 100% of costs for real estate, improvements, furniture, fixtures & equipment, architectural fees, professional and other fees.

COLLATERAL:                         The proposed facility is to be secured by a
                                    first security interest in favor of Lender on all Business Assets of Borrower associated with the site being financed by Lender, including any proceeds thereof. In addition, Lender shall be granted an ALTA insured first mortgage on all real property being financed with this acquisition. The facility will be subject to cross-default and cross-collateral provisions with present and future loans from Lender.

INTEREST RATE:                      Real Estate & Blended Loans: Fixed rate
                                    of 410 basis points above the published
                                    average yield on U.S. Treasury Notes
                                    maturing approximately ten (10) years from the date of closing. The fixed rate will be determined five (5) business days prior to closing and based on the then published yield on U.S. Treasury Notes maturing ten
                                    (10) years thereafter trading closest to par.

                                    Equipment Loans: Fixed rate of 410 basis points above the published average yield on U.S. Treasury Notes maturing approximately seven (7) years from the date of closing. The fixed rate will be determined five (5) business days prior to closing and based on the then published yield on U.S. Treasury Notes maturing seven (7) years thereafter trading closest to par.

                                    On construction loans, the interest rate for the construction period shall be the Prime Rate plus 1%, adjustable quarterly. The interest rate for the permanent loan is stated above and shall be set five business days prior to the closing date of such permanent loan.

ORIGINATION FEE:                    Borrower shall remit a non-refundable loan
                                    origination fee of 1.0% of the principal amount of each Loan under the Line, which shall be due at the initial disbursement of each Loan.

COMMITMENT FEE:                     A non-refundable commitment fee of $75,000
                                    (Lender hereby acknowledges receipt to date of $25,000 thereof) is due with the return of the signed Commitment Letter. The $75,000 fee shall be applied to the 1.0% commitment fee that will be due for each loan under the Line of Credit, until such amount is exhausted. Thereafter, commitment fees of
                                    1.0% of each loan under the Line of Credit shall be due upon the return of each applicable commitment letter. This
                                    Commitment Fee shall be used to reimburse lender for all expenses described in the "costs" section


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                                    of this letter. The balance, if any, after
                                    these expenses shall be applied to the Loan
                                    Origination Fee.


PREPAYMENT:                         Prepayment premiums (together with an
                                    administrative fee of $4,000) will be
                                    assessed on the amount of the principal
                                    balance prepaid as follows:

                                    Year of Loan          % of Principal Balance
                                            1                 Not Allowed
                                            2                 Not Allowed
                                            3                 5%
                                            4                 4%
                                            5                 3%
                                            6                 2%
                                            7                 1%
                                    Thereafter                0%

LATE CHARGE AND                     A late payment charge of 5% of the payment
DEFAULT INTEREST:                   will be assessed on all payments received
                                    more than 10 days after its scheduled
                                    due date.

                                    In the event of default, the interest rate charged shall increase to a rate of 400 basis points (i.e., 4%) over the rate otherwise payable, provided that in no event shall Borrower be obligated to pay a rate or an amount greater than that allowed by applicable law.

ENVIRONMENTAL                       Evidence in form and substance satisfactory
REQUIREMENTS:                       to Lender that all real estate securing the
                                    proposed loan is free and clear of any
                                    environmental concerns. Borrower will
                                    complete an Environmental Questionnaire
                                    regarding the real property collateral and Borrower and Guarantors shall execute
                                    Environmental Warranty and Indemnification
                                    Agreements. In addition, an environmental site assessment (based on ASTM standards and acceptable to Lender) of such property may be necessary and any costs associated therewith shall be paid by Borrower.

                                    The real estate securing the proposed loan shall meet or exceed all federal, state and local requirements or regulations that are in effect and will meet or exceed all applicable future federal, state and local requirements or regulations as they become effective.

                                    Borrower will promptly take whatever action is necessary when an environmental issue has arisen including the financial responsibility for any clean-up process.

JUNIOR LIENS:                       No liens or encumbrances on the
                                    collateral will be permitted (except those in favor of Lender) without Lender's prior written permission (which permission may be withheld for any reason).


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                                    For each site financed, Lender shall allow
                                    up to $50,000 PMSI liens for collateral not financed by Lender.


B. FINANCIAL INFORMATION

FINANCIAL:                          Annual CPA-audited consolidated financial
                                    statements of I.C.H. Corporation shall be furnished to Lender within 120 calendar days of the end of each fiscal period, together with consolidating statements including
                                    Borrower. Interim semi-annual financial
                                    statements for Borrower shall be provided to Lender within 45 calendar days of the end of each 6-month period. In addition, so long as the Line of Credit is in effect, internally prepared quarterly financial statements shall be provided.

FINANCIAL
COVENANTS:                          Minimum Fixed Charge Coverage Ratio ("FCCR")
                                    of 1.1:1.0, measured annually. FCCR is
                                    defined as A) net income plus income taxes plus interest plus depreciation plus amortization plus rent expense plus extraordinary non-cash expenses minus extraordinary non-cash income, divided by B) the sum of required principal payments during such year (including capital lease payments), interest expense, and rent expense


C. CONDITIONS TO CLOSING

DOCUMENTATION:                      Documentation in the form and substance
                                    acceptable to Lender will be required,
                                    including assignment of leases.

INJECTION OF FUNDS:                 Prior to, or simultaneously with closing
                                    of each Loan, Borrower will provide
                                    evidence of non-borrowed funds utilized to pay for a minimum of 10% of total project costs.

FUNDING: Funding will take place upon Lender's confirmation of compliance with all terms and conditions of the Commitment.

COSTS: Borrower shall reimburse Lender for all reasonable "out of pocket" expenses and fees incurred which are necessary to close the transaction and perfect Lender's security interest, including but not limited to searches, inspections, title insurance, recording fees, mortgage taxes, surveys, inspection reports and legal fees, whether or not the loan is closed.

AUTOMATIC DEBITS:                   Borrower shall be required to make Loan
                                    payments via automatic electronic transfers from the Borrower's designated checking account.

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SURVEYS:                            Borrower will deliver a survey of all real
                                    estate securing the Loan, acceptable to
                                    Lender, showing all improvements thereon and all easements affecting the property with ALTA certification in favor of Lender and title insurer.

TITLE INSURANCE:                    A title insurance policy issued by a title
                                    company approved by Lender, including
                                    deletion of all exceptions requested by
                                    Lender; on all real estate offered as
                                    collateral.

RISK INSURANCE:                     The Borrower shall furnish to Lender such
                                    fire, hazard, special hazard, flood, general liability and any other insurance coverage as Lender may require on business assets and mortgaged properties. Lender to be named as mortgagee, loss payee and/or additional insured, as applicable. The minimum amounts of said insurance shall be in the amount of the loan, unless specified otherwise by Lender. Such insurance to be in form and substance acceptable to Lender.


CONSTRUCTION:                       Under the Preferred Customer Real Estate
                                    Development Program for ground lease
                                    construction program, Lender advances 80% of the total loan amount during the construction process and the remaining 20% at permanent loan closing. Ground lease term, including options, has to be at least
                                    150% of loan term. (NOTE: Only one
                                    construction loan under the ground lease program may be outstanding at one time.
                                    Borrower may instead utilize Lender's
                                    standard construction program.)

                                    Construction Fee: Prior to initial
                                    disbursement, Borrower shall pay to Lender a construction lending fee in an amount of one percent (1.00%) of that portion of the loan authorized for construction (including building and equipment).

                                    Ground lease transactions approved by Lender may be taken down in two (2) advances.

                                    FIRST ADVANCE:

                                    First advance under the loan will be up to 40% of the building, site development and equipment costs. Funding will be subject to Lender's review and approval of satisfactory loan submissions including, but not limited to, the following:

                                      a)     Receipt of franchisor's site
                                             approval;

                                      b)     Receipt of executed lease
                                             agreement;

                                      c)     Receipt of the standard AIA form
                                             Contractor's Qualification
                                             Statement;

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                                      d)     Receipt of title insurance rundown
                                             evidencing no liens against the
                                             subject property;

                                      e)     A preliminary survey showing the
                                             improvements, easements, and
                                             restrictions of record;

                                      f)     Plans and Specifications - One (1)
                                             complete set of the final plans and
                                             specifications;

                                      g)     Construction budget - A complete
                                             budget breakdown in a standard CSI
                                             format for all on- site and
                                             off-site improvements, which are
                                             necessary for substantial
                                             completion of the project;

                                      h)     Copy of executed construction
                                             contract;

                                      i)     Letters of Certification from the
                                             design Architect and Engineer or
                                             the Project Manager indicating that
                                             the plans and specifications
                                             submitted for our review comply
                                             with all applicable codes including
                                             but not limited to earthquake,
                                             zoning, environmental and
                                             governmental requirements. If the
                                             property lies within a Flood Hazard
                                             Zone, submit a copy of the
                                             Elevation Certificate as required
                                             by Federal Flood Insurance. A
                                             complete list of the plans and
                                             specifications submitted should be
                                             included indicating the original
                                             and revision dates; and

                                      j)     Copies of the Building Permit
                                             Application, Building Permit,
                                             Zoning Board Approval and any and
                                             all variances granted for the
                                             property.

                                    SECOND ADVANCE:

                                    Second advance will be up to 80% of the
                                    building, site development and equipment costs. Funding of the second advance will be subject to Lender's review and approval of the following:

                                            Letter from the Borrower stating the
                                            percentage of completion (at least
                                            50% completed) with a back-up letter
                                            from the Contractor or Contractor's
                                            draw request, stating the same
                                            percentage of completion.



CONVERSION TO
PERMANENT LOAN
OR TAKE-OUT



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CONSTRUCTION:                       PRIOR TO CONVERSION TO A PERMANENT LOAN OR
                                    IF THE BORROWER IS UNDERTAKING A
                                    CONSTRUCTION PROJECT FINANCED BY AN INTERIM
                                    CONSTRUCTION LENDER, and because the
                                    successful completion of the construction project is a prerequisite to the closing of the permanent loan, Lender's approval is subject to the following added conditions:

                                            a)   Receipt of lien releases and
                                                 waivers and all other
                                                 documentation satisfactory to
                                                 Lender, to assure Lender's
                                                 first priority lien position
                                                 with respect to the real estate
                                                 collateral; and

                                            b)   The construction project shall
                                                 be completed in accordance with
                                                 the plans and specifications;
                                                 the necessary licenses and
                                                 permits must be obtained and an
                                                 unconditional final Certificate
                                                 of Occupancy and any other
                                                 certificates, licenses,
                                                 permits, or approvals necessary
                                                 to operate the Borrower's
                                                 business on the premises must
                                                 be issued by the appropriate
                                                 authority; and

                                            c)   An updated survey showing the
                                                 improvements, easements, and
                                                 restrictions of record,
                                                 satisfactory to Lender.


NON-CONVERSION FEE:                 Borrower understands and acknowledges the
                                    economic benefit Lender anticipates and
                                    expects to receive from Borrower's agreement to convert its construction loans with Lender to permanent loans with Lender upon completion of the construction projects.
                                    Borrower also understands, acknowledges and agrees that Lender would not extend the construction financing to Borrower BUT FOR the Borrower's agreement to convert the construction financing to a permanent financing status with the Lender. Borrower shall pay Lender a three percent (3.0%) non-conversion fee if the construction loan is not converted to a permanent loan within six (6) months. Moreover, if the construction loan does not timely convert to a permanent loan within six (6) months, Borrower understands, acknowledges and agrees that Lender shall have no duty or obligation to release the lien of its construction mortgage unless and until the three percent (3.0%) non-conversion fee has been paid in full to Lender.

INSPECTION:                         Lender may require inspections of all real
                                    estate collateral and the construction
                                    premises by Lender or Lender's designee.
                                    Borrower agrees to provide access at such times as required by Lender or Lender's designee.


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FRANCHISE                           Satisfactory evidence that Borrower has
AGREEMENT:                          been approved to operate as an Arby's
                                    franchise.

                                    Borrower acknowledges that the loan program designed for the franchise concept does not constitute an endorsement of the franchise concept or the franchiser by Lender. All franchise programs involve elements of risk to the franchisee, and prospective franchisees are cautioned to make a thorough and independent investigation of the franchiser and its franchise program. Borrower acknowledges that it is NOT relying upon Lender's willingness to provide financing as an endorsement by Lender of the franchiser or the franchise concept or program.

                                    Remaining term of franchise rights held by Borrower must be at least equal to the term of the loan.

ATTORNEY'S OPINION:
LETTER: Borrower's and Guarantor's counsel shall provide at closing an opinion of counsel in form acceptable to Lender.

EVIDENCE OF
AUTHORIZATION:                      Borrower and Guarantor's shall provide
                                    evidence satisfactory to the Lender that the Borrower (if a corporation or other form of organization) and all guarantors have taken all necessary corporate or other actions to authorize the transaction contemplated herein.

NO MATERIAL
ADVERSE CHANGE:                     Lender has issued this Commitment in
                                    reliance of the continuation of the present management, ownership and financial condition of the Borrower and guarantors.
                                    Accordingly, should any actual or threatened material adverse change affect the Borrower, any guarantor, or any collateral pledged as security, Lender shall have the right to withdraw its Commitment and shall have no further obligation to Borrower to make any loan, or otherwise. The determination of material adverse change shall be made in the reasonable discretion of Lender.
                                    Additionally, if Borrower or any guarantor is considered to be in default by Lender or any of Lender's affiliates under any agreement or other obligation now or hereafter in effect with Lender or Lender's affiliates, Lender shall be under no obligation to extend the credit contemplated herein.

                                    Further, Lender's obligation to fund the loan is expressly subject to there not having occurred at any time prior to the funding of the loan any adverse change in, deterioration of, or any occurrence which materially and adversely affects domestic or international financial, liquidity, banking, or syndication markets, or the Lender's availability or access thereto, either generally, or specifically with respect to the loan transaction described herein, which, in the reasonable judgment of the Lender, would materially



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                                    and adversely affect any of the parties to
                                    the transaction described herein or the
                                    transaction itself.

                                    In addition, if any of the foregoing
                                    material adverse changes occur, Lender, at its option, shall have the right, but not the obligation, to modify the pricing, structure or terms of the loan if the Lender determines that such changes are advisable in order to fund the loan. In the event that the Borrower does not consent to such modifications, either the Lender or the Borrower may terminate this Commitment, whereupon this Commitment shall be of no further force or effect (except that the Borrower shall remain obligated to pay the fees, costs and expenses as stated herein.).

TERM OF THE                         If this letter is not executed and returned
COMMITMENT:                         within seven (7) days from the date hereof,
                                    this Commitment will become null and void.
                                    Upon receipt of the commitment fee and this executed letter, this Commitment shall remain open until, and must close by, June
                                    30, 2001 whereupon this Commitment will
                                    expire and become null and void. Borrower may request in writing a 60 day extension of the closing date, which Lender in its sole discretion may allow.

NONASSIGNABILITY:                   This Commitment is not assignable by
                                    Borrower by operation of law or otherwise without the prior written consent of Lender, which may be withheld by Lender in its sole discretion, for any reason or no reason.

CHOICE OF LAW;                      This Commitment shall be governed by the
WAIVER:                             internal laws (as opposed to the conflicts
                                    of law provisions) and decisions of the
                                    State of New Jersey. Borrower waives all rights to special, incidental, punitive or consequential damages that may be alleged to arise out of or relate to this Commitment or any transaction contemplated hereunder.

SURVIVABILITY:                      The terms and conditions of this Commitment
                                    shall survive the closing of the loan, and to the extent any such terms and conditions conflict with the loan closing documents, the terms and conditions of the loan closing documents shall control.

We thank you for the opportunity to be of service. If the terms of this Commitment are acceptable, please evidence your acceptance by signing below in the space indicated and returning the executed copy of this letter to the undersigned together with a check in the amount of $50,000, representing the balance of the commitment fee.

This Commitment is solely for the use of the Borrower and, unless Lender agrees in writing, it shall not be disclosed to any person or entity not affiliated with the Borrower including, without limitation, any other potential financing source.

You hereby recognize, acknowledge and agree that if the transaction contemplated hereby is consummated on or after January 1, 2000, then at the sole discretion of Newcourt Commercial




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Finance Corporation, the actual obligee may be The CIT
Group/Equipment Financing, Inc. rather than Newcourt Commercial Finance Corporation.

If you have any questions concerning this Commitment, please call me at (973) 606-4891.

Sincerely,

NEWCOURT COMMERCIAL FINANCE CORPORATION

By:_______________________________
      Name: Mark L. Robinson
      Title:  Senior Credit Underwriter




Acknowledged and Accepted:
BORROWER: Sybra, Inc.

By:_______________________________
      Name:
      Title:


Acknowledged and Accepted:
GUARANTOR: I.C.H. Corporation

By:_______________________________
      Name:
      Title:




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